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                                                                 EXHIBIT 2.6(b)

                              1075430 ONTARIO LTD.

                                    as Vendor



                                       and








                          INTERNET SPORTS NETWORK, INC.





                                  as Purchaser





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                            SHARE PURCHASE AGREEMENT

                                  JUNE 1, 2000


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                            SHARE PURCHASE AGREEMENT

         Share Purchase Agreement dated as of June 1, 2000 among 1075430 Ontario Ltd., a corporation incorporated under the laws of Ontario (the "VENDOR"), and Internet Sports Network, Inc., a corporation incorporated under the laws of Florida, United States of America ("PURCHASER").

         RECITALS:

         The Vendor desires to sell to the Purchaser and the Purchaser desires to purchase from the Vendor 862,820 Class A Common Shares (the "PURCHASED SHARES") in the capital of St. Clair Group Investments Inc. (the "CORPORATION") held by the Vendor;

SECTION 1         PURCHASE AND SALE.
         Subject to the terms and conditions herein contained, the Vendor hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby purchases from the Vendor the Purchased Shares. The Purchaser hereby acknowledges receipt from the Vendor of share certificate numbered A-6 representing the Purchased Shares duly endorsed for transfer.

SECTION 2         PURCHASE PRICE.
         The purchase price payable for the Purchased Shares is equal to $843,750 (the "PURCHASE PRICE").

SECTION 3         PAYMENT OF PURCHASE PRICE
         The Purchase Price for the Purchased Shares is payable to the Vendor by the Purchaser by the issuance to the Vendor of 276,500 common shares in the capital of the Purchaser (the "ISSUED SHARES") receipt of which is hereby acknowledged by the Vendor.

SECTION 4         REPRESENTATIONS AND WARRANTIES OF THE VENDOR.
         The Vendor represents and warrants as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

         (a) The Vendor is an Ontario corporation conducting business in Canada and confirms that this Agreement and the transactions contemplated thereby are being consummated in Canada;

         (b) The Vendor is the beneficial and registered owner of the Purchased Shares with good title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever (collectively, "ENCUMBRANCES");

         (c) The Vendor has good right and full power and authority to enter into this agreement to sell and assign the Purchased Shares as contemplated herein


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                  and the delivery of the Purchased Shares to the Purchaser
                  pursuant to the provisions hereof will transfer to the Purchaser valid title thereto, free and clear of all Encumbrances;

         (d) Except for the Purchaser's rights hereunder, no person, firm or corporation has any received from the Vendor any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from the Vendor of the Purchased Shares;

         (e) The Vendor has all necessary corporate power to enter into and perform its obligations under this Agreement;

         (f) The execution, and delivery and performance by the Vendor of this Agreement and the consummation of the transactions contemplated hereby:

                  (i) Have been duly authorized by all necessary corporate action on the part of the Vendor; and

                  (ii) Do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under (i) any charter or by-law instruments of the Vendor; (ii) any contracts or instruments to which the Vendor is party or by which the Vendor is bound, including any agreements between the shareholders of the Corporation; or (iii) of any laws applicable to it or any judgment, order or decree of any government, authority or entity binding on it;

         (g) The Vendor is not a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada); and

         (h) This agreement constitutes legal, valid and binding obligations of the Vendor enforceable against the Vendor in accordance with its terms.

SECTION 5         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
         The Purchaser represents and warrants as follows and acknowledges that the Vendor is relying upon such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

         (a) The Purchaser has all necessary corporate power to enter into and perform its obligations under this Agreement;

         (b) The execution, and delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated


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                  hereby have been duly authorized by all necessary corporate action on the part of the Purchaser;

         (c) This Agreement constitutes legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms;

         (d) The Issued Shares issued to the Vendor pursuant to this Agreement have been duly issued and are outstanding as fully paid and non-assessable;

         (e) Under current U.S. federal securities laws the Issued Shares could be resold in compliance with Rule 144 of the Securities Act of 1933, as amended (the "SECURITIES ACT") after the Vendor had held the Issued Shares for more than one year, provided that the following requirements were met: (1) the Purchaser has been subject to the reporting requirements of
                  Section 13 of the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT") for at least 90 days prior to such sale and filed all the reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that the Purchaser was required to file such reports); (2) the amount sold by the Vendor in any three month period does not exceed the greater of (A) one percent of the shares outstanding (as reported on the most recently filed report) or (B) the average weekly volume for the four calendar weeks prior to such sale; (3) the Issued Shares are sold in "broker's transactions' ( as that term is defined in the Rule) and (4) the Vendor has filed with the U.S. Securities and Exchange Commission a "Notice of Proposed Sale." In addition, under current U.S. federal securities laws the Issued Shares could be resold in compliance with Rule 144 of the Securities Act after the Vendor had held the Issued Shares for more than two years, provided that the Vendor has filed with the U.S. Securities and Exchange Commission a "Notice of Proposed Sale." Notwithstanding anything in the foregoing, the Purchaser makes no representation that Rule 144 will be available to the Vendor at the time the Vendor intends on selling the Issued Shares;

         (f) The Purchaser is a corporation duly incorporated and in good standing in Florida and is quoted on the Nasdaq Over The Counter Bulletin Board;

         (g) The Issued Shares constitute less than ten percent (10%) of the voting power of the capital stock of the Purchaser; and

         (h) The Issued Shares have been issued in compliance with applicable U.S. federal and state securities laws.

SECTION 6         SECURITIES LAWS MATTERS
         In addition to the other representations, warranties and covenants set forth herein, as a material inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Vendor makes the following representations, warranties and covenants, as applicable:


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         (a)      Vendor is acquiring the Issued Shares offered and sold to it hereunder as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Issued Shares or any part thereof or interest therein, without prejudice, however, to such Vendor's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Issued Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. Vendor is aware of the resale restrictions imposed by Rule 144 of the Securities Act and understands that its ability to resell the Issued Shares pursuant to Rule 144 may be subject certain limitations, including minimum holding period, volume limitations, manner of sale limitations and the availability of current information by the Purchaser. By making this representation, such Vendor does not represent that it will hold such Issued Shares for any period of time;

         (b) At the time Vendor was offered the Issued Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Vendor has not been formed solely for the purpose of acquiring the Issued Shares;

         (c) Vendor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Issued Shares, and has so evaluated the merits and risks of such investment;

         (d) Vendor is able to bear the economic risk of an investment in the Issued Shares and, at the present time, is able to afford a complete loss of such investment;

         (e) Vendor has been given access to all of the Purchaser's documents, records, and other information, , including but not limited to filings made by the Purchaser with the U.S. Securities and Exchange Commission under the Securities Exchange Act, and has had adequate opportunity to ask questions of, and receive answers from, the Purchaser's officers, employees, agents, accountants, and representatives concerning the Purchaser's business, operations, financial condition, assets, liabilities, and other matters considered by Vendor as relevant to its investment in the Issued Shares;

         (f) Vendor is not purchasing the Issued Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the Issued Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement;


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         (g)      The certificates representing the Issued Shares shall bear the following legend:

                       THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         (h) Vendor understands and acknowledges that (i) the Issued Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act; and (ii) the availability of such exemption, depends in part on, and the Purchaser will rely upon the accuracy and truthfulness of, the foregoing representations and such Vendor hereby consents to such reliance.

SECTION 7         GOVERNING LAW.
         This Agreement shall be governed by in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 8         CURRENCY
         All references in this Agreement to dollars are expressed in Canadian currency.

SECTION 9         ENUREMENT AND ASSIGNMENT.
         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Neither of the parties hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party hereto.

SECTION 10        HEADINGS
         The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11        COUNTERPARTS
         This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopier transmission.


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SECTION 12        SEVERABILITY.
         Any section, subsection or other subdivision or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

SECTION 13        GENDER AND NUMBER.
         Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

SECTION 14        AMENDMENTS.
         This Agreement may only be amended, modified or supplemented by a written agreement signed by all of the parties to such agreement.

SECTION 15        TIME.
         Time shall be of the essence in respect of this Agreement.


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         IN WITNESS WHEREOF the parties have executed this Agreement as of the date hereof.

                                1075430 ONTARIO LTD.



                                By: /s/ Harry Littler
                                    ----------------------------------------
                                      Authorized Signing Officer



                                INTERNET SPORTS NETWORK, INC.

                                By: /s/ Andy DeFrancesco
                                    ----------------------------------------
                                      Authorized Signing Officer